Subsidiaries of Registrant

Exhibit 21

As of December 31, 2012	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

American International Group, Inc.	Delaware	(2)
AIA Aurora LLC	Delaware	100
AIG Capital Corporation	Delaware	100
AIG Consumer Finance Group, Inc.	Delaware	100
AIG Credit S.A.	Poland	100
AIG Credit Corp.	Delaware	100
A.I. Credit Consumer Discount Company	Pennsylvania	100
A.I. Credit Corp.	New Hampshire	100
AICCO, Inc.	Delaware	100
AIG Credit Corp. of Canada	Canada	100
AIG Equipment Finance Holdings, Inc.	Delaware	100
AIG Commercial Equipment Finance, Inc.	Delaware	100
AIG Commercial Equipment Finance Company, Canada	Canada	100
AIG Global Asset Management Holdings Corp.	Delaware	100
AIG Asset Management (Europe) Limited	England	100
AIG Asset Management (Ireland) Limited	Ireland	100
AIG Asset Management (U.S.), LLC	Delaware	100
AIG Global Real Estate Investment Corp.	Delaware	100
AIG Securities Lending Corp.	Delaware	100
International Lease Finance Corporation	California	100
Fleet Solutions Holdings Inc.	Delaware	100
AeroTurbine, Inc.	Delaware	100
AIG Federal Savings Bank	The United States	100
AIG Financial Products Corp.	Delaware	100
AIG-FP Matched Funding Corp.	Delaware	100
AIG Matched Funding Corp.	Delaware	100
AIG Management France S.A.	France	90.07	(3)
AIG Funding, Inc.	Delaware	100
AIG Global Services, Inc.	New Hampshire	100
AIG Life Insurance Company (Switzerland) Ltd.	Switzerland	100
AIG Markets, Inc.	Delaware	100
AIG Trading Group Inc.	Delaware	100
AIG International Inc.	Delaware	100
AIUH LLC	Delaware	100
Chartis Inc.	Delaware	100
Chartis Global Claims Services, Inc.	Delaware	100
Chartis Claims, Inc.	Delaware	100
Health Direct, Inc.	Delaware	100
Chartis Global Services, Inc.	Delaware	100
Chartis North America, Inc.	New York	100
Chartis International, LLC	Delaware	100
AIG APAC HOLDINGS PTE. LTD.	Singpore	100
Chartis Singapore Insurance Pte. Ltd.	Singpore	100
AIG Insurance New Zealand Limited	New Zealand	100

AIG 2012 Form 10-K

As of December 31, 2012	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

AIG Malaysia Insurance Berhad	Malaysia	100
AIG Philippines Insurance, Inc.	Philippines	100
AIG Vietnam Insurance Company Limited	Vietnam	100
Chartis Australia Insurance Limited	Australia	100
Chartis Insurance (Thailand) Public Company Limited	Thailand	48.986
Chartis Insurance Hong Kong Limited	Hong Kong	100
Chartis Taiwan Insurance Co., Ltd.	Taiwan	100
PT AIG Insurance Indonesia	Indonesia	61.21	(4)
AIG MEA Holdings Limited	United Arab Emirates	100
AIG CIS Investments, LLC	Russian Federation	100
AIG Insurance Company, CJSC	Russian Federation	100
AIG Shared Services Corporation	New York	100
AIU Insurance Company	New York	100
AIG Insurance Company China Limited	China	100
American International Reinsurance Company, Ltd.	Bermuda	100
AIG Seguros Mexico, S.A. de C.V.	Mexico	100
Chartis Africa Holdings, Inc.	Delaware	100
AIG Kenya Insurance Company Limited	Kenya	66.67
Chartis Central Europe & CIS Insurance Holdings Corporation	Delaware	100
UBB-AIG Insurance Company AD	Bulgaria	40
Chartis Egypt Insurance Company S.A.E.	Egypt	95.02
Chartis European Insurance Investments Inc.	Delaware	100
Chartis Japan Holdings, LLC	Delaware	100
Chartis Japan Capital Company, LLC	Delaware	100
The Fuji Fire and Marine Insurance Company, Limited	Japan	45.45	(5)
American Fuji Fire & Marine Insurance Company	Illinois	100
Fuji International Insurance Company Limited	England	100
Fuji Life Insurance Company Ltd.	Japan	100
Chartis Kazakhstan Insurance Company Joint Stock Company	Kazakhstan	100
Chartis Latin America Investments, LLC	Delaware	100
Chartis Seguros Guatemala, S.A.	Guatemala	100
Chartis Memsa Holdings, Inc.	Delaware	100
AIG Sigorta A.S.	Turkey	100
CHARTIS Investment Holdings (Private) Limited	Sri Lanka	100
AIG Insurance Limited	Sri Lanka	100
Chartis Iraq, Inc.	Delaware	100
CHARTIS Lebanon S.A.L.	Lebanon	100
Chartis Libya, Inc.	Delaware	100
Tata AIG General Insurance Company Limited	India	26
Chartis Overseas Limited	Bermuda	100
AIG Cyprus Limited	Cyprus	100
AIG Israel Insurance Company Ltd.	Israel	50.01
AIG Luxembourg Financing Limited	England	100
AIG MEA Limited	United Arab Emirates	100
AIG Seguros Colombia S.A.	Colombia	96.58	(6)
AIG Uganda Limited	Uganda	100
American International Underwriters del Ecuador S.A.	Ecuador	100

AIG 2012 Form 10-K

As of December 31, 2012	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

AIG-Metropolitana Cía. de Seguros y Reaseguros del Ecuador S.A.	Ecuador	32.06	(7)
Arabian American Insurance Company (Bahrain) E.C.	Bahrain	100
Chartis Chile Compania de Seguros Generales S.A.	Chile	100
Chartis Global Management Company Limited	Bermuda	100
Chartis Insurance Company-Puerto Rico	Puerto Rico	100
AIG Insurance (Guernsey) PCC Limited	Guernsey	100
Chartis Latin America I.I.	Puerto Rico	100
Chartis Overseas Association	Bermuda	67	(8)
AIG Europe Holdings Limited	England	58.54	(9)
AIG Europe Financing Limited	England	100
AIG Europe Sub Holdings Limited	England	100
AIG Europe Limited	England	100
AIG Germany Holding GmbH	Germany	100
Chartis Romania S.A.	Romania	100
Chartis Seguros Brasil S.A.	Brazil	100
Chartis Seguros, El Salvador, Sociedad Anonima	El Salvador	99.99	(10)
Chartis Vida, Sociedad Anonima, Seguros de Personas	El Salvador	99.99
Chartis Seguros Uruguay S.A.	Uruguay	100
CHARTIS Takaful-Enaya B.S.C. (c)	Bahrain	100
Chartis Uzbekistan Insurance Company Joint Venture LLC	Uzbekistan	51
Hellas Insurance Co. S.A.	Greece	50
Inversiones Segucasai, C.A.	Venezuela	50	(11)
C.A. de Seguros American International	Venezuela	93.72
Johannesburg Insurance Holdings (Proprietary) Limited	South Africa	100
AIG Life South Africa Limited	South Africa	100
AIG South Africa Limited	South Africa	100
La Meridional Compania Argentina de Seguros S.A.	Argentina	95	(12)
Underwriters Adjustment Company, Inc.	Panama	100
Chartis Pacific Rim Holdings, L.L.C.	Delaware	100
AIG Japan Holdings Kabushiki Kaisha	Japan	100
JI Accident & Fire Insurance Company, Ltd.	Japan	50
Chartis Non-Life Holding Company (Japan), Inc.	Delaware	100
Chartis Trinidad and Tobago Insurance Company Limited	Trinidad & Tobago	100
Chartis Ukraine Insurance Company PJSC	Ukraine	94.221	(13)
Global Information Services Private Limited	India	50
Travel Guard Worldwide, Inc.	Wisconsin	100
AIG Travel Assist, Inc.	Delaware	100
Travel Guard Americas LLC	Wisconsin	100
Travel Guard Asia Pacific Pte. Ltd.	Singapore	100
Travel Guard EMEA Limited	England	100
AIG Travel Insurance Agency, Inc.	Texas	100
Livetravel, Inc.	Wisconsin	100
Travel Guard Group Canada, Inc.	Canada	100
Travel Guard Group, Inc.	Delaware	100
WINGS International SAS	France	100
Chartis U.S., Inc.	Delaware	100
American Home Assurance Company	New York	100

AIG 2012 Form 10-K

As of December 31, 2012	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

American International Realty Corp.	Delaware	31.47	(14)
Pine Street Real Estate Holdings Corp.	New Hampshire	31.47	(15)
Chartis Aerospace Insurance Services, Inc.	Georgia	100
Chartis Canada Holdings Inc.	Canada	100
Chartis Insurance Company of Canada	Canada	100
Chartis Insurance Agency, Inc.	New Jersey	100
Chartis Property Casualty Company	Pennsylvania	100
Commerce and Industry Insurance Company	New York	100
AIG Polska S.A. w Likwiadacji	Poland	98.5	(16)
Eaglestone Reinsurance Company	Pennsylvania	100
Morefar Marketing, Inc.	Delaware	100
National Union Fire Insurance Company of Pittsburgh, Pa.	Pennsylvania	100
Chartis Specialty Insurance Company	Illinois	100
Lexington Insurance Company	Delaware	100
Chartis Excess Limited	Ireland	100
Mt. Mansfield Company, Inc.	Vermont	100
National Union Fire Insurance Company of Vermont	Vermont	100
New Hampshire Insurance Company	Pennsylvania	100
Chartis Casualty Company	Pennsylvania	100
Granite State Insurance Company	Pennsylvania	100
Illinois National Insurance Co.	Illinois	100
New Hampshire Insurance Services, Inc.	New Hampshire	100
Risk Specialists Companies, Inc.	Delaware	100
Risk Specialists Companies Insurance Agency, Inc.	Massachusetts	100
Agency Management Corporation	Louisiana	100
The Gulf Agency, Inc.	Alabama	100
Design Professionals Association Risk Purchasing Group, Inc.	Illinois	100
The Insurance Company of the State of Pennsylvania	Pennsylvania	100
AM Holdings LLC	Delaware	100
American Security Life Insurance Company Limited	Liechtenstein	100
Chartis Azerbaijan Insurance Company Open Joint Stock Company	Azerbaijan	100
MG Reinsurance Limited	Vermont	100
SAFG Retirement Services, Inc.	Delaware	100
SunAmerica Financial Group, Inc.	Texas	100
AGC Life Insurance Company	Missouri	100
AIG Life of Bermuda, Ltd.	Bermuda	100
American General Life Insurance Company	Texas	100
AIG Advisor Group, Inc.	Maryland	100
Financial Service Corporation	Delaware	100
FSC Securities Corporation	Delaware	100
Royal Alliance Associates, Inc.	Delaware	100
SagePoint Financial, Inc.	Delaware	100
Woodbury Financial Services, Inc.	Minnesota	100
AIG Enterprise Services, LLC	Delaware	100
American General Annuity Service Corporation	Texas	100
American General Bancassurance Services, Inc.	Illinois	100
SunAmerica Affordable Housing Partners, Inc.	California	100

AIG 2012 Form 10-K

As of December 31, 2012	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

SunAmerica Asset Management Corp.	Delaware	100
SunAmerica Capital Services, Inc.	Delaware	100
SunAmerica Retirement Markets, Inc.	Maryland	100
SunAmerica Series Trust	Massachusetts	100
The United States Life Insurance Company in the City of New York	New York	100
The Variable Annuity Life Insurance Company	Texas	100
Valic Retirement Services Company	Texas	100
Knickerbocker Corporation	Texas	100
SunAmerica Life Reinsurance Company	Missouri	100
United Guaranty Corporation	North Carolina	100
AIG United Guaranty Agenzia di Assicurazione S.R.L.	Italy	100
AIG United Guaranty Insurance (Asia) Limited	Hong Kong	100
AIG United Guaranty Mexico, S.A.	Mexico	99.999999	(17)
AIG United Guaranty Re Limited	Ireland	100
United Guaranty Insurance Company	North Carolina	100
United Guaranty Mortgage Insurance Company	North Carolina	100
United Guaranty Mortgage Insurance Company of North Carolina	North Carolina	100
United Guaranty Partners Insurance Company	Vermont	100
United Guaranty Residential Insurance Company	North Carolina	75.03	(18)
United Guaranty Commercial Insurance Company of North Carolina	North Carolina	100
United Guaranty Credit Insurance Company	North Carolina	100
United Guaranty Mortgage Indemnity Company	North Carolina	100
United Guaranty Residential Insurance Company of North Carolina	North Carolina	100
United Guaranty Services, Inc.	North Carolina	100

(1)     Percentages include directors' qualifying shares.

(2)     Substantially all subsidiaries listed are consolidated in the accompanying financial statements. Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate, do not constitute a significant subsidiary.

(3)     Also owned 9.93 percent by AIG Matched Funding Corp.

(4)     Also owned 38.79 percent by PT Tiara Citra Cemerlang.

(5)     Also owned 38.84 percent by Chartis Non-Life Holding Company (Japan), Inc. and 15.71 percent by AIG Japan Holdings Kabushiki Kaisha.

(6)     Also owned 3.42 percent by Chartis Insurance Company-Puerto Rico.

(7)     Also owned 19.72 percent by Chartis Overseas Association.

(8)     Also owned 12 percent by New Hampshire Insurance Company, 11 percent by National Union Fire Insurance Company of Pittsburgh, Pa., and 10 percent by American Home Assurance Company.

(9)     Also owned 40.15 percent by Chartis Overseas Limited and 1.31 percent by AIG Luxembourg Financing Limited.

(10)   Also owned 0.01 percent by Chartis Latin America Investments, LLC.

(11)   Also owned 50 percent by Chartis Latin America Investments, LLC.

(12)   Also owned 4.99 percent by Chartis Global Management Company Limited.

(13)   Also 5.734 percent by Limited Liability Company with Foreign Investments Steppe Securities, and 0.022 percent by Chartis Central Europe & CIS Insurance Holdings Corporation.

(14)   Also owned 27 percent by New Hampshire Insurance Company, 22.06 percent by National Union Fire Insurance Company of Pittsburgh, Pa., 5.75 percent by AIU Insurance Company, 5.05 percent by Commerce and Industry Insurance Company, 4.05 percent by The Insurance Company of the State of Pennsylvania, 1.67 percent by Lexington Insurance Company, 1.62 percent by Chartis Property Casualty Company, 0.73 percent by Illinois National Insurance Co., and 0.6 percent by Granite State Insurance Company.

AIG 2012 Form 10-K

(15)   Also owned 27 percent by New Hampshire Insurance Company, 22.06 percent by National Union Fire Insurance Company of Pittsburgh, Pa., 5.75 percent by AIU Insurance Company, 5.05 percent by Commerce and Industry Insurance Company, 4.05 percent by The Insurance Company of the State of Pennsylvania, 1.67 percent by Lexington Insurance Company, 1.62 percent by Chartis Property Casualty Company, 0.73 percent by Illinois National Insurance Co., and 0.6 percent by Granite State Insurance Company.

(16)   Also owned 0.75 percent by AIU Insurance Company.

(17)   Also owned 0.000001 percent by United Guaranty Services, Inc.

(18)   Also owned 24.97 percent by United Guaranty Residential Insurance Company of North Carolina.

AIG 2012 Form 10-K